GEEKS ON CALL AMERICA, INC.
PLACEMENT AGENT AGREEMENT

Dated as of October 22, 2007

First Montauk Securities Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

Re: Proposed Private Placement

Ladies and Gentlemen:

This agreement (this “Agreement”) sets forth the terms upon which First Montauk Securities Corp. (the “Placement Agent”) shall be engaged by Geeks on Call America, Inc., a Virginia corporation (the “Company”) to act as exclusive placement agent in connection with the private offering (the “Offering”) pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder, of units (the “Units”) of a to-be-named publicly traded entity (“PubCo”), which is anticipated to become the publicly-traded parent of the Company upon the Initial Closing of the Offering. Each Unit consists of 5,000 shares of its Common Stock (the “Shares”) and (ii) warrants (the “Warrants”) to purchase 2,500 Shares. The Common Stock and Warrants to be offered and sold are sometimes referred to herein as the “Securities”. The Offering is being conducted on a “best efforts, all or none” basis for a minimum of $3,000,000 of gross proceeds (the “Minimum Offering”) and up to $5,000,000 of gross proceeds. The maximum number of Units to be sold is subject to an increase of up to $1,000,000 of gross proceeds (the “Over-Allotment Amount.”) upon the agreement of the Company and the Placement Agent (as defined below) for an aggregate maximum offering of $6,000,000 (as so increased, the “Maximum Offering.”). Offers and sales of the Securities shall be made solely to Accredited Investors (as defined in Regulation D).

PubCo will acquire by merger the business and capital stock of the Company concurrently with the Initial Closing (as defined below) of the Offering. In conjunction with such merger, PubCo will issue shares of its common stock, warrants and options to the Company’s then-existing securityholders and to the Prospective Investors (as defined below) in this Offering, as further described in the Memorandum (as defined below). Upon the merger of a newly formed Delaware subsidiary of PubCo and the Company, PubCo shall assume and reconfirm all obligations, of the Company hereunder and where indicated, make additional representation and warranties as provided herein in accordance with the Assignment and Assumption Agreement attached hereto as Exhibit A.

l. Appointment of Placement Agent.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints First Montauk as its Placement Agent (and upon the Initial Closing, will be the exclusive placement agent of PubCo, which will assume this Agreement pursuant to the Assignment and Assumption Agreement) and grants to First Montauk the exclusive right to offer, as its agent, the Securities through the Offering Period (as defined below). The Company expressly acknowledges and agrees that First Montauk’s obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by First Montauk to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof. Further, First Montauk’s obligation to use its best efforts to assist the Company in the Offering is subject to the completion of a due diligence review of the Company, PubCo the industry and the market for such securities generally, as well as general market conditions. On the basis of such representations and warranties, and subject to such conditions, First Montauk hereby accepts such appointment and agrees to use its best efforts to secure subscriptions for the purchase of Securities up to the Maximum Offering.

2. Terms of the Offering.

(a) The Company has prepared and delivered to the Placement Agent copies of a Confidential Private Placement Memorandum dated as of October 22, 2007 (as may be amended from time to time, and including the exhibits thereto, the “Memorandum”), relating to, among other things, the business of the Company, its financial condition, the Securities and the terms of Offering.

(b)   Pursuant to the Offering as further described in the Memorandum the Offering shall consists of Units with an aggregate purchase price of up to $5,000,000, exclusive of the over-allotment option for up to an additional $1,000,000 of gross proceeds. The minimum subscription amount per prospective investor (“Prospective Investor”) shall be $50,000. The Warrants will have a term of five (5) years from the Initial Closing as determined in Section 3(a) below and will be exercisable at an exercise price of $3.00 per share and shall provide for “Cashless Exercise” upon certain conditions. The investors shall be entitled to such “registration rights”, anti-dilution protection, and other rights as are described in the Offering Documents (as defined below).

(c)  The Offering shall commence on the date hereof and shall expire on November 19, 2007; provided however, that if the Minimum Offering has not been deposited into escrow on or before November 19, 2007, the Company and Placement Agent may agree to extend the Offering until January 19, 2008. Such period, as the same may be so extended, shall hereinafter be referred to as the “Offering Period.”

(d)  Each Prospective Investor who desires to purchase Securities shall deliver to the Placement Agent a fully executed Subscription Agreement, Investor Questionnaire , and such other agreements as are required to be signed in connection with the Offering (together with the Memorandum, Subscription Agreement, Investor Questionnaire, and other exhibits thereto, the “Offering Documents”) along with payment in the form of immediately available funds for the Units that such Prospective Investor desires to purchase. Upon receipt of the executed Offering Documents, the Placement Agent shall forward such documents to the Company for review, keeping a copy of such documents for its records. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities.

(e)  The Placement Agent shall deliver all subscription funds received from a Prospective Investor to Signature Bank as escrow agent for deposit in a segregated escrow account pursuant to an escrow deposit agreement among the Company, Placement Agent and Signature Bank, as escrow agent, and shall deliver the executed copies of the Subscription Agreement received from such Prospective Investor to the Company. All funds shall be held in the segregated non-interest-bearing escrow account pending acceptance of the subscriptions aggregating to the Minimum Offering and no funds shall be released without execution of a written notice by the Company and the Placement Agent. The Company shall notify the Placement Agent promptly of the acceptance or rejection or any subscription.

(f)  Subject to the approval of the Company and the conditions set forth herein, which approval shall not be unreasonably withheld, First Montauk may engage other persons selected by First Montauk to assist First Montauk in the Offering (each such broker/dealers being hereinafter referred to as a “Selling Group Member”) and First Montauk may allow such Selling Group Member such part of the compensation and payment of expenses payable to First Montauk under Section 5 hereof as First Montauk shall determine. Any such Selling Group Member shall be a member firm in good standing as a broker-dealer under the rules of FINRA. The Company hereby agrees to make such representations and warranties to, and covenants and agreements with, any Selling Group Member (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section 12 hereof) as provided herein.

3. Closings: Release of Funds.

(a)  The date that cleared funds representing the Minimum Offering together with completed subscription agreements are received by the parties (including the funds held in escrow), and Prospective Investors of the Minimum Offering reconfirm their investment decision, pursuant to the procedures described in the Memorandum, or reasonably soon thereafter, the parties shall hold an initial closing for acceptance of subscriptions by the Company and the release of funds from the escrow account (the “Initial Closing”). At least one (1) day prior to the release of funds, the Company and the Placement Agent shall send written notice to each other, which notice shall state the amount of funds to be released, the name and address of each subscriber whose subscription has been accepted by the Company, and the amount of each subscription.

(b) At any time prior to the expiration of the Offering Period following the Initial Closing and after acceptance by the Company of subscriptions for the sale of additional Securities up to the Maximum Offering (or the Over Allotment Amount, as the case may be), one or more closings (each an “Interim Closing”) shall take place in the manner herein set forth with respect to the Initial Closing. The final Interim Closing to be held in accordance herewith shall be deemed the “Final Closing” and the date thereof shall be the ”Final Closing Date”. References herein to a “Closing” shall mean the Initial Closing, any Interim Closing or the Final Closing, as the context requires, and the date thereof shall be referred to as a ”Closing Date”. Prior to each Closing, Placement Agent will furnish to the Company appropriate records indicating the name and address of each person subscribing in the Offering and a copy of the executed Subscription Agreement for each subscriber. The Company shall have discretion as to whether or not to accept any Subscription Agreement; provided, however, any rejection of a subscription shall be in good faith on the basis of a reasonable business purpose

4. Representations and Warranties of the Placement Agent.

The Placement Agent represents, warrants to and agrees with the Company as follows:

(a) The Placement Agent is duly incorporated and validly existing and in good standing under the laws of the State of New York.

(b) The Placement Agent is, and at the time of each Closing will be, duly registered as a broker/dealer pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member in good standing of FINRA, and each of the Placement Agent’s representatives is, and at the time of each Closing will be, registered as an agent or salesman of the Placement Agent and in good standing with FINRA.

(c) Sales of Securities by the Placement Agent will only be made in such jurisdictions in which the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists.

(d) Offers and sales of Securities by the Placement Agent will be made only in accordance with this Agreement and in compliance with the provisions of Rule 506 of Regulation D (it being understood and agreed that the Placement Agent shall be entitled to rely upon the information and statements provided by the Prospective Investors in the Subscription Agreement and Investor Questionnaires), and the Placement Agent will furnish to each Prospective Investor a copy of the Offering Documents prior to the receipt thereby of any Subscription Agreement from such Prospective Investor.

(e) During the course of the Offering, the Placement Agent and its representatives will not make any untrue statement of a material fact or omit to state a material fact required to be stated, or necessary to make any statement made, by the Placement Agent or its representatives, not misleading concerning the Offering or any matters set forth in or contemplated by the Offering Documents (it being understood that the statements made in the Offering Documents are deemed to be made by the Company and not the Placement Agent, except for information set forth therein based upon written information provided by, or on behalf of, the Placement Agent or any of its representatives for inclusion therein).

(f) Neither the Placement Agent nor any of its representatives or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the Offering and sale of the Securities as an exempt transaction under the Act or under all applicable federal and/or state securities or blue sky laws of any jurisdiction in which the Securities may be offered or sold.

5. Placement Agent Compensation.

(a) The Placement Agent shall be entitled, on each Closing Date, as compensation for its services as Placement Agent under this Agreement, to selling commissions equal to 10% of the gross proceeds received by the Company from the sale of the Units. All payments hereunder shall be effected at each Closing in immediately available funds.

(b)  In addition to the forgoing cash compensation, the Placement Agent will be entitled to receive placement agent warrants to purchase a number of Shares in an amount equal to 8% of the number of shares of Common Stock included in the Units sold in the Offering and such Warrants shall have an exercise price equal to $3.00 per share (the “Agent Warrants”). The Agent Warrants shall be on the same terms as the Investor Warrants and in the event that the Company shall not be in material compliance with its registration obligations set forth on Exhibit A of the Subscription Agreement, there the Agent Warrants shall be exercisable on a “cashless exercise” basis on the same basis as available to investors. The shares of Common Stock underlying the Agent Warrants shall be included in the registration statement to be filed by the Company on behalf of the Prospective Investors in the Offering 9 subject to cutback in the event that the SEC shall determine that Rule 415 promulgated under the Act is applicable and that the number of shares included in the registration statement so filed are required to be reduced. The Placement Agent shall have the right, at its option, to request that the Agent Warrants be issued in the names of its officers, employees and registered representatives.

(c)  The Placement Agent shall also be entitled to receive, during the term of the Warrants, a warrant solicitation fee (“Solicitation Fee”) equal to five percent (5%) of the exercise price of the Warrants, which fee shall be payable within five business days of receipt by the Company of the exercise price from a holder of the Warrants. The Solicitation Fee shall be payable in accordance with the applicable rules of FINRA and the form of warrants issuable to investors shall disclose shall include appropriate disclosure regarding the payment of the Solicitation Fee upon terms acceptable to the Placement Agent. The Company shall not hire any other broker dealer firm other than the Placement Agent to assist it in connection with the solicitation of the exercise of the Warrants.

6. Representations and Warranties of the Company and PubCo. Each of the Company and/or PubCo, as the case may be, represents and warrants to, and agrees with, the Placement Agent that as of the date hereof and as of each Closing Date (except as disclosed in the Memorandum or contemplated therein):

(a)  Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreement and Investor Questionnaire and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (including, without limitation, the Company Documents as defined in clause (c) below) (i) contain at all times during the period from the date hereof to and including each Closing Date, all information required to be contained therein, if any, pursuant to a private offering to all “accredited investors“ under Rule 506 of Regulation D and all applicable federal and/or state securities and blue sky laws, and (ii) do not, and during such period will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents shall be, and have been, accurately described therein in all material respects.

(b)  The Memorandum does not and shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(c)  The proposed authorized capital stock of PubCo is as set forth in the Memorandum as of the date set forth therein. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The Securities, when issued in accordance with the terms of the Offering, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof. The warrant shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof.

(d) Each statute, regulation, legal and governmental proceeding, contract, agreement, instrument, lease, license, or other document required to be described in the Memorandum has been accurately described therein in all material respects.

(e) All prior offerings of the Company’s securities complied in all respects with the Act and the rules and regulations promulgated thereunder and all applicable blue sky laws. There are no existing claims, to the knowledge of the Company, which would require the Company to rescind or offer to rescind and outstanding securities of the Company.

(f) The Company and each controlled subsidiary (as defined below) is (a) a corporation duly organized, validly existing and in good standing under the laws of its state of their incorporation, has full power and authority to own or lease all of the assets owned or leased by each of them and to conduct their respective business as described in the Memorandum and (b) are duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or the character of the assets owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company’s presently conducted business (taken as a whole with the business of the Controlled Subsidiaries). Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and its Controlled Subsidiaries as in effect on the date hereof have been delivered to First Montauk, and no changes therein will be made on or subsequent to the date hereof and prior to the Final Closing Date except as may be disclosed in the Offering Documents or required pursuant to this Agreement. For purposes hereof, the term “Controlled Subsidiaries” means any entity (whether a corporation, limited liability company, partnership or joint venture entity) of which the Company owns 50% or more of the voting securities or has the right to elect a majority of the Board of Directors (or similar group).

(g)  Since the dates as of which information is given in the Memorandum, other than as set forth or contemplated therein, (A) there has not been any material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company or its Controlled Subsidiaries, (B) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock and (C) there has not been any change in the capital stock of the Company or any material change in the short-term or long-term debt of the Company or its Controlled Subsidiaries.

(h) The consolidated unaudited financial statements, together with related notes and schedules of the Company and its Controlled Subsidiaries, included as part of the Offering Documents (including the financial statements contained in the Company Documents), present fairly the financial position of the Company and its Controlled Subsidiaries in all material respects as of the respective dates and for the periods indicated therein. Except as stated in the Memorandum, the unaudited statements contained in the Offering Documents are consistent with, and have been prepared from the books and records kept by the Company in a manner consistent with past practice and fairly and accurately represent the financial condition of the Company.

(i) Except as described in the Memorandum, there is no action, suit, investigation or proceeding pending or, to the Company’s knowledge, threatened before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator to which the Company or its Controlled Subsidiaries is or may become a party or of which any property of the Company or its Controlled Subsidiaries is subject or affected that (i) might affect the consummation of the transactions contemplated under this Agreement, including the issuance or validity of the Securities offered or (ii) would have a material adverse effect on the financial condition, properties, results of operations or businesses of the Company and its Controlled Subsidiaries, taken as a whole (“Material Adverse Effect”).

(j) The Company has all approvals, licenses, franchises, authorizations and permits (collectively, “permits”) necessary under all applicable statutes, codes, rules, regulations, orders and decrees of governments or governmental bodies (collectively, “laws”), which are material to the ownership, lease or use of their respective properties or the conduct of their respective businesses as described in the Memorandum. The Company has received no notice of any proceedings relating to the revocation or modification of any such permits which, singly or in the aggregate, would have a Material Adverse Effect, and each of the Company and its Controlled Subsidiaries is in all material respects in compliance with such permits and laws.

(k) The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, copyrights, know-how, trade secrets, licenses and rights in any thereof (“Proprietary Rights”) which are material to the business of the Company and its Controlled Subsidiaries taken as a whole as now conducted and as proposed to be conducted, in each case as described in the Memorandum. Except as described in the Memorandum:

(i) the Company has no knowledge of any, and the Company has not given or received any notice of any pending conflict with or infringement of, the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights;

(ii) no action, suit, arbitration, or legal, administrative or other proceeding, or domestic or foreign governmental investigation is pending or, to the best of the Company’s knowledge, threatened, which involves any Proprietary Rights and would have a Material Adverse Effect;

(iii) the Company is subject to no judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any such Proprietary Rights in a manner which would have a Material Adverse Effect on the use of any of the Proprietary Rights;

(iv) no Proprietary Rights used by the Company and no services or products sold by the Company, conflict with or infringe upon, to the knowledge of the Company, any proprietary rights available to any third party;

(v) the Company has entered into no consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business;

(vi) to the best knowledge of the Company, no claims have been asserted by any person with respect to the validity of or the Company’s ownership of or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim;

(vii) to the best knowledge of the Company, the Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings which would have a Material Adverse Effect, and any applications therefore are pending and are in good standing;

(viii) the Company and its Controlled Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses; and

(ix) to the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or its Controlled Subsidiaries.

(l)  Except as described in the Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Act.

(m) All offers and sales of securities of the Company issued during the three year period prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any securities during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering.

(n) The Company is not (i) in violation of its certificate of incorporation or bylaws, (ii) to the best knowledge of the Company, in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a Material Adverse Effect or (iii) to the best knowledge of the Company, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness, lease, sublease, license agreement, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties are bound or affected (“Contracts”), where such defaults, singly or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract is in default in any material respect thereunder which affects the Company.

(o) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement, has been or will be duly and validly authorized, executed and delivered by the Company, and each such agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by the securities laws and public policy of the United States and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

(p) [intentionally omitted]

(q) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, federal, state, local, foreign or other governmental authority or any person or court, administrative agency, or other body is required for the consummation of the transactions contemplated in this Agreement, or the Offering Documents, except as may have been made, are required to be made prior to the Initial Closing, or may be required to be obtained under any state securities or blue sky laws or pursuant to Regulation D.

(r) The Company is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations (collectively, the “Environmental Laws”), except for any material noncompliance as may be described in the Memorandum, and to the best of the Company’s knowledge, there are no circumstances that would prevent, interfere with, or materially increase the cost of such compliance in the future. Except as set forth in the Offering Documents, there is no claim under any Environmental Law, including common law (“Environmental Claim”), pending or, to the knowledge of the Company, threatened against or affecting the Company and, to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that could form the basis of any Environmental Claim against or affecting the Company.

(s) The Company has good and marketable title to all property owned by it, in each case free and clear of all liens, charges, encumbrances or restrictions except as described in the Offering Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Except as described in the Offering Documents, all material Contracts to which the Company is a party or by which the Company or any of its properties or assets are bound are valid, subsisting and enforceable and are in full force and effect.

(t) The Company (A) has paid all federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (B) has established adequate reserves for such taxes which are not due and payable and (C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(u) The Company maintains insurance of the types and in amounts which it deems adequate for its business taken as a whole, all of which are in full force and effect.

(v) Other than as set forth herein or in the Offering Documents, there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities.

(w) Neither the Company, nor to the best of the Company’s knowledge any of the Company’s officers, employees, agents or any other person acting on behalf of, at the direction of or for the benefit of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a Material Adverse Effect or (c) if not continued in the future, might result in a Material Adverse Effect. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(x) To the best knowledge of the Company, during the past five years, none of the current officers or directors of the Company have been:

(i) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

(ii) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

(iv) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(v)  engaging in any type of business practice; or

(vi) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

(vii) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (c)(i) above, or be associated with persons engaged in any such activity;

(viii) found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(ix) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(x) found by a court or an administrative agency to have or is alleged to have violated any foreign securities laws.

(y) Neither the Company nor, to the knowledge of the Company, any of its affiliates has, directly or through any agent, sold, offered for sale or solicited offers to buy any security of the Company, nor will any of the foregoing directly buy any security of the Company.

(z) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the Offering and sale of the Securities as an exempt transaction under the Act or under all applicable federal and/or state securities or blue sky laws of any jurisdiction in which the Securities may be offered or sold.

(aa) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(bb) Neither the Company nor any of its Subsidiaries has violated or is currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(cc) [intentionally omitted]

(dd) No later than five (5) business days prior to the proposed consummation of the merger between the Company and a newly formed subsidiary of PubCo, the Company and PubCo shall deliver to the Prospective Investors a supplement to the Memorandum (which may be in the form of a Current Report on Form 8-K), which supplement shall contain: (i) a description of PubCo and the material terms of the proposed merger with the Company; (ii) description of consideration to be issued in connection with the merger; (iii) a pro forma capitalization chart reflecting the consummation of the merger in reasonable detail; (iii) terms of any employment or consulting arrangements entered into in connection with the merger; and (iv) pro forma financial statements of PubCo and the Company.

7. Covenants of the Company.

The Company, covenants that it will:

(a) Notify First Montauk immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date, as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Securities, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension, and at Placement Agent's request, to use reasonable best efforts to obtain the lifting thereof as promptly as possible.

(b) Not make any supplement or amendment to the Offering Documents unless such supplement or amendment complies with the requirements of the Act and Regulation D and the applicable federal and/or state securities and blue sky laws and unless the Placement Agent shall have approved of such supplement or amendment. If, at any time during the period commencing on the date hereof and ending on the Final Closing Date, any event shall have occurred as a result of which the Offering Documents contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, or if, in the reasonable opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Offering Documents to comply with the Act, Regulation D, or any applicable securities or blue sky laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to the Placement Agent) which will correct such statement or omission or which will effect such compliance.

(c) Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

(d) Not, directly or indirectly, solicit any offer to buy from, or offer to sell to any person any Securities, or any other securities (whether debt or equity) of the Company except through the Placement Agent.

(e) Use its best efforts to establish an exemption from qualification and registration under the securities or blue sky laws of the jurisdictions as may be required by the Placement Agent in connection with the offer and sale of the Securities and retain counsel in making any required filings; provided, however, that the Company will not be obligated to qualify to do business or register as a dealer in securities, or otherwise subject itself to general service of process, in any jurisdiction in which it is not so qualified. The Company shall cooperate with counsel to the Placement Agent to make a Form 99 (if necessary) and State Notice filing with the State of New York prior to the commencement of the Offering and timely file a Form D and such other required notice with all state blue sky authorities and the SEC related to the Offering. PubCo and the Company shall provide copies of all blue sky filings and the Form D as filed wit the SEC, to the Placement Agent within ten (10) days of each filing.

(f) At all times during the period commencing on the date hereof and ending on the Final Closing Date, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Offering Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from, the President or other executive officers of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it with reasonable effort or expense, and in conformity with existing laws and regulations of federal and state and other regulatory bodies and agencies as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be. Notwithstanding, anything in this Section 7(f) to the contrary, the Prospective Investor and/or his Purchaser Representative, as the case may be, shall only rely on such information in making an investment decision, to the extent it has been provided to them in the Offering Documents or otherwise provided by the Company in writing.

(g) [intentionally omitted]

(h) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Act or under the securities or blue sky laws of any jurisdiction in which the Offering maybe made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Securities as exempt transactions under Regulation D.

(i) [intentionally omitted].

(j) Not, during the period commencing on the date hereof and ending on the Final Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without First Montauk’s prior written consent, not to be unreasonably withheld, except as required by applicable securities laws and except as may be related to the marketing and sale of its products in the normal course of business. The foregoing shall not prohibit the Company from holding informational meetings with accredited investors who have a pre-existing relationship with the Company during which the materials and information disseminated will be limited to the information contained in the Offering Documents or from making disclosures required by law.

8. Payment of Expenses. The Company hereby agrees to pay all fees, charges, and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with: (i) the preparation, printing, copying and mailing of the Offering Documents; (ii) filing fees for all blue sky filings and the fees of counsel to the Placement Agent for the legal work for all such filings, at the rate of $400 per state.; (iii) the filing fees for the offer and sale under the securities laws of such states and other jurisdictions as Placement Agent may designate; (iv) Placement Agent’s counsel fees for services rendered in connection with the Offering, in an amount equal to $35,000, of which $10,000 has previously been paid prior to the date hereof; (v) the expense of the escrow account which expenses shall equal $3,500 and be payable to the escrow agent in advance; (vi) the filing fees payable to FINRA for any filings made pursuant to FINRA Rule 2710 as well as the expenses of the Placement Agent’s counsel in the amount of $10,000 for review of the registration statement to be filed after the Offering and the required filing under FINRA Rule 2710,which fees shall be paid prior to filing of the registration statement and (vii) a visit to the Company’s facilities (to include travel and lodging expenses). To the extent that Placement Agent wishes to incur any such costs or fees on the Company’s behalf, with the exception of FINRA Rule 2710, blue sky filing fees, and counsel fees as provided for in the preceding sentence, all such expenses must be approved by Company prior to their incurrence.

9. Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy in all material respects of the representations and warranties of the Company and PubCo contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date, with respect to the performance in all material respects by each of the Company and PubCo of their respective obligations hereunder, and to the following conditions:

(a) At the Initial Closing and each additional Closing, the Placement Agent shall have received the favorable opinion ( or a bringdown opinion for subsequent closings) of Haynes & Boone, LLP, counsel (which may rely upon other counsel for certain matters or an opinion of local counsel may be delivered in lieu thereof) for the Company and PubCo, dated each Closing Date, addressed to the Placement Agent, and in form and scope reasonably satisfactory to counsel for the Placement Agent, substantially to the effect that:

(i) Each of the Company and PubCo is a corporation validly existing, and in good standing under the laws of the State of its incorporation, with the requisite corporate power to own and operate its properties and assets, and to carry on its business as described in the Offering Documents.;

(ii) Each of the Company and PubCo has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company and PubCo have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and PubCo, is the legal, valid, and binding obligation of the Company and PubCo, and is enforceable against the Company and PubCo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable and then except, as to those provisions relating to indemnity or contribution, such opinion shall be limited as effected by any Federal or state securities laws regarding indemnity and/or contribution;

(iii) upon receipt of payment therefore in accordance with the Offering Documents, the Securities shall be validly authorized, validly issued, fully paid, and nonassessable;

(iv) assuming that (i) the Offering was made in the manner and by the means contemplated by the Offering Documents and the Units were sold only to accredited investors, (ii) a proper Form D is filed in accordance with Rule 503 of Regulation D, (iii) that the offer and sale of the Securities by the Placement Agent was made in accordance with Regulation D and the Offering Documents including, but not limited to, only accredited investors in compliance with Rule 506 of Regulation D without any advertising and/or general solicitation, (iv) the Placement Agent’s representations, warranties and covenants set forth herein are true and correct, (v) the Company’s representations, warranties and covenants set forth herein are true and correct, and (vi) the representations of the Prospective Investors in the Subscription Agreements and Investors Questionnaire signed by them are true and correct (which facts will not be independently verified by such counsel), the sale of Securities in the Offering is exempt from registration under the Act.

(v) the merger between PubCo, a wholly-owned subsidiary o PubCo and the Company has been duly authorized by each of the Company and PubCo and has been consummated in accordance with its terms and in accordance with the laws of the States of their respective incorporation.

In rendering such opinion, counsel for the Company may (A) base such opinions on such assumptions, qualifications, limitations and conditions as required by the opinion committee of such counsel, (B) rely as to matters of fact, on certificates of responsible officers of the Company; (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Placement Agent; and (D) rely upon such other opinions of other counsel to the Company as it deems necessary.

(b) On or prior to the Initial Closing the Placement Agent shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 6, and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as it may otherwise reasonably request.

(c) At the Initial Closing and at each additional Closing, the Placement Agent shall have received one or more certificates of the chief executive officer and of the chief financial officer of the Company, dated the applicable Closing Date to the effect that, as of the date of this Agreement and as of the applicable Closing Date the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed. In addition, the parties shall deliver such other certificates or closing documents as are customarily used by the Placement Agent in offerings of this nature.

(d) All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to First Montauk and First Montauk’s counsel.

(e) Concurrently with the Initial Closing, PubCo and the Placement Agent shall enter into the Assignment and Assumption Agreement substantially in the form of Exhibit A

(f) Any certificate or other document signed by any officer of the Company and/or PubCo and delivered to First Montauk or to First Montauk counsel at a Closing shall be deemed a representation and warranty by the Company and/or PubCo hereunder as to the statements made therein.

10. Conditions of Obligations of the Company.

The obligations of the Company pursuant to this Agreement shall be subject, in its discretion in good faith, to the performance by the Placement Agent in all material respects of its obligations hereunder.

11. Termination.

If subscriptions for the Offering are not received into escrow during the Offering Period, or Placement Agent has committed a material breach of this Agreement, the Company may terminate the Agreement and the agency relationship created hereby upon prior written notice to First Montauk. First Montauk may terminate this Agreement and the agency created hereby for any reason upon written notice to the Company. In either case, neither party shall have any liability or continuing obligation to the other except that, regardless of which party elects to terminate, (i) the Company agrees to reimburse First Montauk for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 8 above to reimburse First Montauk for the full amount of its actual out-of-pocket expenses (which shall include, without limitation, the fees and disbursements of First Montauk’s counsel (up to the limits set forth in Section 8), travel and lodging expenses, mailing, printing and reproduction expenses, less amounts previously paid to First Montauk in reimbursement for such expenses, such expenses not to exceed the sum of$250 individually without the approval of the Company and (ii) the provisions of paragraph 8 and the Indemnification Provisions in Section 12 shall remain in full force and effect. Upon any such termination, the Company agrees to cease to use any Offering materials that represent First Montauk as placement agent. In the event that any Securities are sold, Sections 5, 8, 12, 13 and 14 shall survive the termination of this Agreement. Furthermore, notwithstanding anything to the contrary in this Agreement, in the event that the Company refuses to complete the Offering without any failure of the condition set forth in Section 10, then First Montauk shall be entitled to a fee of $150,000 which shall be deemed liquidated damages, plus actual legal fees and expenses incurred by First Montauk and First Montauk shall have not other rights hereunder.

12. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act , against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any document delivered or written statement made pursuant to Section 7(f), or in any application or other document or communication (it being understood that neither the Company nor any officer, director or employee shall provide any information to any Prospective Investor which is not contained or referred to in the Offering Documents) (in this Section 12 collectively called an "application") executed by or on behalf of the Company and/or PubCo or based upon written information furnished by or on behalf of the Company and/or PubCo filed in any jurisdiction in order to register or qualify the Securities under the blue sky or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission; or any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 12(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents or in any application, as the case may be; and (ii) any breach of any representation, warranty, covenant, or agreement of the Company and/or PubCo contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company and/or PubCo may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Placement Agent (an "indemnified party"), in respect of which indemnify may be sought against the Company and/or PubCo pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the "indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have unless the indemnifying party is prejudiced by such failure) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, in which event such fees and expenses shall be borne by the indemnifying party. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company and/or PubCo agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Offering Documents, or any application.

(b) The Placement Agent agrees to indemnify and hold harmless the Company, PubCo, their respective officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company and/or PubCo within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 12(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company and/or PubCo by or on behalf of Placement Agent expressly for inclusion in the Offering Documents; (ii) the failure of the Placement Agent or its representatives to comply with the provisions of Section 4(c) hereof or with the federal, blue sky or securities laws of the jurisdictions in which the Placement Agent solicits offers to buy or offers to sell any Securities; or (iii) any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. If any action shall be brought against the Company and/or PubCo or any other person indemnified under this Section 12(b) in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 12, the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 12(a) hereof.

(c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 12(a) or 12(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company and/or PubCo (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company and/or PubCo, or any controlling person of the Company and/or PubCo), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and PubCo, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and PubCo on the one hand and the Placement Agent on the other hand in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5 hereof but before deducting expenses) received by the Company and/or PubCo, and (y) the compensation received by the Placement Agent pursuant to Section 5 (a) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company and/or PubCo or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. Each of the Company, PubCo and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 12(c). In no case shall the Placement Agent be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5 hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 12(c), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company and/or PubCo within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Company and/or PubCo, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 12(c). Anything in this Section 12(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 12(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

13. Solicitation Prohibition.

Each of the Company and PubCo agrees that, if it were to receive any additional capital within 24 months from date of the Initial Closing, from (A) any investor in the Offering, or (B) from any Source contacted by the Placement Agent for the purpose of investing in the Offering, the Company shall pay to First Montauk a cash fee in an amount equal to 10% of the amount raised at the closing of any such financing and warrants to purchase shares of Common Stock equal to 8% of the equity (or securities convertible into equity) sold in such financings. The Company also agrees that, for a period of three years from the date hereof, it shall not, directly or indirectly, solicit offers to buy or sell any securities of the Company or any other entity form or to any Source(s) contacted by Montauk who purchases securities in connection with the Securities financing, or provide the name of any such person to any other securities broker or dealer or selling agent. Additionally, in the event the Company or any affiliates, directly or indirectly, solicits offers to buy from or offers to sell to any Sources any securities, or provides the names of any Sources to any other securities broker or dealer or selling agent, and such Source purchases securities or purchases securities from any other securities broker or selling agent, the Company shall pay to the Placement Agent a cash fee in an amount equal to 10% of the aggregate purchase price of the securities so purchased by such Source and the Company shall pay to the Placement Agent an amount equal to 10% of the stock issued to such Source. As used herein, “Source” shall include, without limitation, any corporation, company, institution, partnership, individual and all of the Source’s affiliates that are directly or indirectly contacted by the Placement Agent for the purpose of investing in the Offering. Prior to the Final Closing, First Montauk will provide to the Company a list of all Sources. This provision shall survive the termination of this Agreement.

14. Right of First Refusal.

The Company hereby grants to the Placement Agent an irrevocable right of first refusal for a period commencing on the date of the Initial Closing and ending 12 months from the effectiveness of the registration statement filed in connection with the Securities sold in the Offering to purchase for its account or to sell for the account of the Company or any subsidiary of or successor to the Company securities that the Company or any subsidiary or successor may seek to sell through an underwriter, placement agent or broker-dealer whether pursuant to registration under the Act or otherwise, or any securities sold directly by the Company. The Company and any subsidiary or successor will consult with the Placement Agent with regard to any such offering and will offer to the Placement Agent the exclusive opportunity to purchase or sell any such securities on terms not more favorable to the Company, any subsidiary or success than it or they can secure elsewhere as presented by a bona fide written offer from a registered broker-dealer firm or investor. If the Placement Agent fails to accept such offer within 15 business day after the mailing of a notice containing all of the material terms of such offer (including a copy of an executed term sheet or letter of intent) by overnight courier, then the Placement Agent shall have no further claim or right, with the exception of any other rights detailed in this Agreement with respect to the financing proposal contained in such notice. If the terms of such offer are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The Company represents and warrants that there are presently no other rights of first refusal for future financings now outstanding. In the event the Company requests the Placement Agent waive the provisions of this Section 14, the Placement Agent shall agreement to such waiver provided the Company pays the Placement Agent a fee of $150,000 as a liquidated damages fee and the Placement Agent shall have not further rights hereunder. This paragraph shall survive the termination of this Agreement.

15.  Representations and Agreements to Survive Delivery.

All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 12, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 12(b), and shall survive termination of this Agreement or the issuance, sale, and delivery of the Securities. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 5, 8, 11, 12, 13 and 14 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

16. Notices.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed by certified mail, hand delivered, or sent by overnight courier service, to First Montauk Securities Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 Attention: Ernest Pellegrino, with a copy to Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, 19th Floor, New York, New York 10017, Attention: Brian C. Daughney, Esq.; or if sent to the Company to Geeks On Call America, Inc., 814 Kempsville Road, Northfork, VA 23502, Attention: Richard T. Cole, Chief Executive Officer, with a copy to Haynes and Boone, LLP, 153 East 53rd Street, 49th Floor, New York, New York 10022, Attention: Harvey J. Kesner, Esq. All notices hereunder shall be effective upon delivery to the party to which it is addressed.

17. Parties.

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 12 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement supercedes and replaces in full the Engagement Agreement and Term Sheet dated as of September 12, 2007.

18. Governing Law. Submission to Jurisdiction.

The validity and interpretation of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. Each of First Montauk and the Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the foregoing named courts in any such suit, action or procedure. Each of the Company and First Montauk further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the foregoing courts, and agrees that service of process upon the Company or First Montauk mailed by certified mail to the address set forth in Section 16 hereof shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

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[signature page to Placement Agent Agreement]

19. Counterparts.

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement.

20. No Fiduciary Relationship.

The Company acknowledges and agrees that: (i) the sale and issuance of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the  Company and the Placement Agent; (ii) in connection therewith and with the process leading to the Offering, the Placement Agent is acting solely as a principal and not the agent or fiduciary of the  Company; (iii) the Placement Agent has not assumed an advisory or fiduciary responsibility in favor of the Company or any subscriber or investor with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

GEEKS ON CALL AMERICA, INC.

By:	/s/ Richard T. Cole
Richard T. Cole
Chief Executive Officer

Accepted as of the date
first above written:

FIRST MONTAUK SECURITIES CORP.

By:	/s/ Victor K. Kurylak
Name: Victor K. Kurylak
Title: President & CEO